Exhibit 23(a)

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-92095) of Scottish Power, plc. of our report dated June 25, 2001 relating to the financial statements of the PacifiCorp K Plus Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Portland, Oregon
June 25, 2001